Exhibit 3.5

AMENDED AND RESTATED CERTIFICATE OF LIMITED

PARTNERSHIP

OF

AMERICAN ENERGY CAPITAL PARTNERS - ENERGY RECOVERY PROGRAM, LP, FORMERLY KNOWN AS AMERICAN CAPITAL

PARTNERS, LP

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "AMERICAN ENERGY CAPITAL PARTNERS - ENERGY RECOVERY PROGRAM, LP", CHANGING ITS NAME FROM "AMERICAN ENERGY CAPITAL PARTNERS - ENERGY RECOVERY PROGRAM, LP" TO "AMERICAN ENERGY CAPITAL PARTNERS - ENERGY RECOVERY PROGRAM, LP", FILED IN THIS OFFICE ON THE NINTH DAY OF FEBRUARY, A. D. 2015, AT 1:32 O' CLOCK P.M.

5374449 8100 150166555 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 2109386 DATE: 02-10-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:14 PM 02/09/2015
FILED 01:32 PM 02/09/2015
SRV 150166555 - 5374449 FILE

AMENDED AND RESTATED

CERTIFICATE OF

LIMITED PARTNERSHIP OF AMERICAN ENERGY CAPITAL PARTNERS, LP

American Energy Capital Partners - Energy Recovery Program, LP, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending and restating its Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on October 30, 2013 American Energy Capital Partners - Energy Recovery Program, LP, hereby certifies that February 6, 2015 its Certificate of Limited Partnership is amended and restated to read in its entirety as follows:

1.   The name of the limited partnership is changed from American Energy Capital Partners, LP to American Energy Capital Partners - Energy Recovery Program, LP.

2.   The address of the registered office of the limited partnership in Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The limited partnership's registered agent at that address is Corporation Service Company.

3.   The names and addresses of the general partners are as follows:

NAME	ADDRESS

American Energy Capital Partners GP, LLC	405 Park Avenue, New York, New York 10022

IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited Partnership, which restates and integrates and also further amends the Certificate of Limited Partnership as heretofore amended or supplemented, has been duly executed as of the 6th day of February, 2015 and is being filed in accordance with Section 17-210 of the Act by a general partner thereunto duly authorized.

BY: American Energy Capital Partners, GP, LLC, its General Partner,

BY: William M. Kahane, President

Name:	William M. Kahane